UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2021

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 534-5849

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Management of Bakkt Holdings, Inc. (the “Company”) has re-evaluated the application of ASC 480-10-S99-3A to the accounting classification of the Class A ordinary shares, par value $0.0001 (the “Class A Ordinary Shares”) of VPC Acquisition Impact Holdings (“VIH”) prior to the completion of the Merger (defined below), which were issued in connection with VIH’s initial public offering (the “IPO”), and has identified errors in the historical financial statements of VIH for the Affected Period (defined below) related to the misclassification (the “Misclassification”) of the Class A Ordinary Shares prior to the Merger. Accordingly, the Company has determined that it is appropriate to restate certain of VIH’s condensed consolidated financial statements from the Affected Period. Legacy Bakkt’s (as defined below) historical consolidated financial statements are not affected by the Misclassification, and none of the current management of the Company or its Audit Committee (as defined below) had any role in any of the prior accounting and financial reporting determinations of VIH.

Historically, a portion of the Class A Ordinary Shares was classified as permanent equity to maintain net tangible assets of at least $5,000,001 on the basis that VIH would consummate its initial business combination only if VIH had net tangible assets of at least $5,000,001. To the Company’s knowledge, VIH’s management at the time of the IPO evaluated the accounting for the Class A Ordinary Shares at their issuance and believed the accounting treatment to be appropriate at that time. In connection with VIH’s condensed consolidated financial statements as of September 30, 2021 and the filing of its Quarterly Report on Form 10-Q filed on October 13, 2021, VIH’s management determined it should revise its previously reported financial statements to, among other things, address the Misclassification by noting a reclassification adjustment related to temporary equity and permanent equity. This resulted in an adjustment to the initial carrying value of the Class A Ordinary Shares subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A Ordinary Shares. However, VIH did not restate the historical financial statements because it deemed the adjustment to be immaterial at that time.

WithumSmith+Brown, PC (“Withum”) was the independent registered public accounting firm of VIH during the Affected Period and for the life of VIH as a special purpose acquisition vehicle from July 31, 2020 (inception) through the consummation of the Merger. Subsequent to this filing, and based on discussions with Withum, including in relation to Withum’s recent discussions with the U.S. Securities and Exchange Commission (“SEC”) regarding unpublished but evolving positions expressed by the staff to certain persons, as relayed to the Company by Withum, as well as public reporting regarding such misclassification issues in the SPAC industry as a whole, management made a determination regarding the Misclassification and determined to take the other actions described herein in restating certain of VIH’s condensed consolidated financial statements from the Affected Period.

On November 19, 2021, management, after briefing and consulting with the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), concluded that, due to the Misclassification, VIH’s previously issued (i) condensed consolidated audited financial statements for the year ended December 31, 2020 included in VIH’s Annual Report on Form 10-K, initially filed on March 31, 2021 (as amended); and (ii) condensed consolidated unaudited financial statements for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021 included in VIH’s Quarterly Reports on Form 10-Q filed on May 24, 2021, August 13, 2021 and October 13, 2021, respectively (the periods referred to in (i) and (ii), collectively, the “Affected Period”), should no longer be relied upon based on the facts described below. Further, the Audit Committee, in consultation with management, determined that it is appropriate to restate certain of VIH’s condensed consolidated financial statements from the Affected Period.

The Company’s management, who informed the Audit Committee, has discussed the matters disclosed in this Item 4.02 with Withum, the Company’s independent registered public accounting firm at the time the filings were made.

Pursuant to that certain Agreement and Plan of Merger, dated as of January 11, 2021, by and among VIH, Pylon Merger Company LLC, a wholly owned subsidiary of VIH (“Merger Sub”), and Bakkt Opco Holdings, LLC (f/k/a Bakkt Holdings, LLC, “Legacy Bakkt”), Merger Sub merged with and into Legacy Bakkt, with Legacy Bakkt surviving as a wholly owned subsidiary of the Company (the “Merger”). Pursuant to a qualitative and quantitative assessment, VIH was determined to be the accounting acquirer in the Merger, and upon consummation of the Merger, VIH’s historical condensed consolidated financial statements continued to be the historical condensed consolidated financial statements of the combined company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 22, 2021

BAKKT HOLDINGS, INC.

By:	/s/ Gavin Michael
Name: Gavin Michael
Title: Chief Executive Officer